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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
OSI Pharmaceuticals, Inc.:


We consent to the use of our report dated December 22, 1999, relating to the consolidated balance sheets of OSI Pharmaceuticals, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1999, which report is included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP


Melville, New York
September 28, 2000